Exhibit 99.
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                                FONAR CORPORATION

Fonar MRI news @ aol . com                               Inventor of MR Scanning
For    Immediate   Release                               An   ISO  9001  Company

Contact:    Daniel  Culver                               110    Marcus     Drive
Director of Communications                               Melville,   N.Y.  11747
Web site:    www.fonar.com                               Tel:    (631)  694-2929
Email:invest2008@fonar.com                               Fax:    (631)  390-1709
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        LARGEST ORTHOPAEDIC PRACTICE IN CENTRAL NORTH CAROLINA PURCHASES
                    FONAR UPRIGHT(R) MULTI-POSITION(TM) MRI

Durham, North Carolina, November 18, 2008 - FONAR Corporation (NASDAQ-FONR), the Inventor of MR Scanning, announced the sale of its UPRIGHT(R) Multi-Position(TM) MRI to Triangle Orthopaedic Associates, P.A. (TOA), headquartered in Durham, North Carolina.

TOA, the largest orthopaedic practice in central North Carolina, strives to provide cutting-edge care in a convenient, patient-centered environment. In its commitment to a regional orthopaedic Center of Excellence, TOA has built a skilled team of physicians on the forefront of their specialty, an integrated network of 13 clinics and therapy centers, a uniquely specialized surgical hospital and an active clinical research program. Continually updating and advancing services and technologies for better patient care is critical to the success of this vision.

Writing to the North Carolina Department of Health and Human Services Certificate of Need Section, TOA's president, Thomas A. Dimmig, M.D. stated, "The most recent and exciting development is the unique UPRIGHT(R) MRI scanner. UPRIGHT(R) MRI technology enables physicians to image patients in various weight-bearing positions in order to view tissue and analyze the spine, joints, or bones under the strain of normal use. This exclusive technology is not available on conventional MRI scanners. As a physician, I have a long-term vision of an orthopaedic center of excellence that will allow our patients the convenience of receiving all of their care at one location in a seamless patient-oriented environment. To achieve this goal, Triangle Orthopaedic Associates desires to have a fixed multi-position MRI scanner located in our Spine Center in Durham."

The new FONAR UPRIGHT(R) Multi-Position(TM) MRI is intended for use in all patients requiring imaging of any musculoskeletal condition, from shoulder to hip, hand to foot or neck to back. Its ability to image patients in a standing or sitting position is unique in that it offers a weight-bearing, true-to-life view of the body, that is also frequently more comfortable for the patient. Furthermore, the FONAR MRI is an "open" design, making it possible to image patients who are obese or claustrophobic.

TOA is an active clinical research center with 15 ongoing FDA trials, 10 involving new technologies for relieving back and neck pain and preserving spinal function. Of particular interest to the spine surgeons at TOA is the potential for the UPRIGHT(R) Multi-Position(TM) MRI to detect spinal abnormalities that are not visible on conventional recumbent-only MRI scanners. In this way, the FONAR MRI may play an important role in the clinical research arena. Additionally, following implantation of MRI compatible orthopaedic devices, the field strength of the FONAR UPRIGHT(R) MRI may allow better visualization of the surrounding anatomy than many current MRI scanners, which is of particular importance to spine surgeons.

About Triangle Orthopaedic Associates

Triangle Orthopaedic Associates, P.A. is the Triangle's largest physician-directed orthopaedic medical practice, caring for patients with musculoskeletal and pain problems through state-of-the-art medical treatment, surgery, physical medicine & rehabilitation, physical therapy, occupational (hand) therapy, a chronic pain program, and other medical and diagnostic services responsive to the needs of patients living within the counties they serve. Their staff of 25 physicians is located at 13 offices. There are approximately 200,000 office visits each year. The FONAR UPRIGHT(R) Multi-Position(TM) MRI will be placed in
the   South   Durham   Office.   Their   Web   site  is   www.triangleortho.com.
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The Inventor of MR Scanning(TM),  Full Range of Motion(TM),  True Flow(TM),  The
Proof  is  in  the  Picture(TM),   Dynamic(TM),   pMRI(TM),   Multi-Position(TM)
Spondylography(TM) and Spondylometry(TM) are trademarks, and UPRIGHT(R) and STAND-UP(R) are registered trademarks of FONAR Corporation.

Be sure to visit FONAR's Website for product and investor information: www.fonar.com # This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company filings with the Securities and Exchange Commission.

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